UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) October 5, 2004

Commission File Number 000-24575

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3410234
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6670 SPRINGLAKE RD., KEYSTONE HEIGHTS, FLORIDA	32656
(Address of Principal Executive Offices)	(Zip Code)

(352) 473-6673

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 3.02. Unregistered Sales of Equity Securities.

On October 5, 2004 the Registrant entered into a Securities Purchase Agreement and related agreements with institutional investors. Pursuant to the terms of the Agreement, the Registrant agreed to sell an aggregate of 407,136 shares of its common stock to the investors at a price of $1.85 per share. The Registrant will also issue Warrants to the investors to purchase an aggregate of 250,000 shares of the Registrant’s common stock for a period of five years from the closing, at an exercise price of $2.30 per share, subject to adjustment.

The Agreement provides that the Registrant will file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares by the investors.

The Agreement also provides the investors with the right to participate in future equity financings by the Registrant for a period of 12 months, and restricts the Registrant’s ability to issue additional common stock within 30 days of the closing of the transactions contemplated by the Agreement.

The foregoing is not a complete description of the terms of the agreements referred to above. The agreements are filed herewith as Exhibits 99.1 – 99.4.

On October 6, 2004 Registrant issued a press release announcing the entering into the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 99.5.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit 99.1 - Form of Securities Purchase Agreement

Exhibit 99.2 - Form of Registration Rights Agreement

Exhibit 99.3 - Form of Stock Purchase Warrant

Exhibit 99.4 - Form of Escrow Agreement

Exhibit 99.5 - Press Release dated October 6, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and
Treasurer

Date: October 5, 2004